Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Hill International, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-114816) and Form S-8 (No. 333-137512) of our report dated March 26, 2007, with respect to the consolidated financial statements and schedule of Hill International, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2006.

/S/ AMPER, POLITZINER & MATTIA P.C.

Edison, New Jersey

March 26, 2007